UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2026

KYNTRA BIO, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36740	77-0357827
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Bay Street Suite 100 #6009
San Francisco, California		94133
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 415 978-1200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	KYNB	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Director Appointment

Effective October 1, 2026, the Board of Directors (the “Board”) of the Kyntra Bio, Inc. (the “Company” or “Kyntra Bio”) appointed Andrew E. Singer, MBA as a Class III director of the Company. Mr. Singer was also appointed to the Audit Committee of the Board.

Kyntra Bio is delighted to welcome Mr. Singer to the Board. Mr. Singer’s biopharma related investment banking, strategic and transactions expertise will bring a valuable perspective to the Company as Kyntra Bio focuses on the development of novel therapies in oncology and rare disease.

Mr. Singer will hold office for the term expiring 2029. Mr. Singer will receive compensation as a non-employee director of the Company as approved by the Board under the Company’s Non-Employee Director Compensation Policy, as amended and approved by the Board on April 10, 2026.

Mr. Singer will enter into the Company’s standard Indemnity Agreement, effective October 1, 2026, a form of which is filed as Exhibit 10.15 with the Company’s Form 10-K for the year ended December 31, 2025, as filed with the SEC on March 16, 2026.

A copy of the Company’s press release announcing the appointment of Mr. Singer to the Board is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Director Resignation

Effective September 30, 2026, Maykin Ho, Ph.D. will resign from service on the Board of Kyntra Bio. Dr. Ho’s resignation as director is not the result of any disagreement with the Company or its management on any matter relating to the Company’s operations, policies, or practices.

Dr. Ho joined the Company’s Board in December 2018 and served in a number of capacities during her tenure with the Company, including as a member of the Audit Committee. Dr. Ho’s financial expertise was instrumental throughout her tenure, including as the Company achieved regulatory approval outside of the United States and commercially launched roxadustat in international markets, including the People’s Republic of China.

The Company is extremely grateful for the valuable guidance and direction Dr. Ho provided over the years and extends its best wishes for her future endeavors.

Change-in-Control and Severance Agreement of Thane Wettig

On September 30, 2026, the Company entered into a new Change in Control and Severance Agreement with our CEO, Thane Wettig, replacing the prior agreement that will expire on October 2, 2026. The new agreement has substantially the same terms and conditions as the prior agreement, including the severance and change-in-control benefits described in the Company’s Current Report on Form 8-K filed on July 25, 2023, which description is incorporated herein by reference. The new agreement has a three-year term ending October 2, 2029. There were no material changes to the compensation or benefits payable under the agreement.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release dated October 1, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KYNTRA BIO, INC.

Date:	September 30, 2026	By:	/s/ John Alden
John Alden General Counsel